UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2025

SAFE & GREEN HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38037	95-4463937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

990 Biscayne Blvd.

#501, Office 12

Miami, FL 33132

(Address of Principal Executive Offices, Zip Code)

(Former name or former address, if changed since last report.)

Registrant’s telephone number, including area code: 646-240-4235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01	SGBX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On July 28, 2025 (the “Effective Date”), Safe & Green Holdings Corp. a Delaware corporation (the “Company”), entered into a non-binding Letter of Intent (the “Letter of Intent”) with Rock Springs Energy Group, LLC (the “Seller”) to purchase one hundred percent (100%) of the equity securities of Rock Springs for a estimated purchase price of $35 million with the final amount subject to confirmation through the due diligence process (the “Purchase Price”), entitling the Company to full and complete ownership of Rock Springs’ mothballed, incomplete oil refinery located at Rock Springs, Wyoming (the “Transaction”). The Transaction will be subject to the execution of a mutually acceptable definitive purchase agreement, including standard representations, warranties, and indemnities. The Letter of Intent does not constitute a binding commitment to purchase or sell, except for the provisions regarding due diligence, exclusivity and confidentiality.

The Purchase Price will be finally determined based on due diligence findings, market conditions, and mutual agreement between the Company and Rock Springs. The Letter of Intent provides for a due diligence period of 60 days from the execution of the Letter of Intent. The Company reserves the right to terminate the Letter of Intent without liability if due diligence findings are unsatisfactory.

In consideration of the Company’s due diligence efforts, Rock Springs agrees not to solicit or negotiate with other potential buyers for a period of 60 days from the date of signing the Letter of Intent. The parties mutually agree to negotiate in good faith toward definitive agreements within 30 days from the closing of due diligence, and to work in good faith to close the transaction within 30 days after definitive agreements are finalized.

The foregoing terms and conditions are subject to change based upon the negotiation and execution of the definitive agreements by and among the Company and Rock Springs. Closing of the transaction will be subject to the terms and conditions of the definitive agreements, including completion of due diligence and satisfaction or waiver of closing conditions. There can be no assurance that definitive agreements will be entered into or that the proposed Transaction will be consummated.

The foregoing description of the Letter of Intent is qualified in its entirety by reference to the full text of the Letter of Intent, a copy of which is attached hereto as Exhibits 10.1, and is incorporated herein in its entirety by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Forward-Looking Statements

Information contained in this communication, other than statements of historical facts, may include “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements include all statements, other than statements of historical fact, regarding our current views and assumptions with respect to future events regarding our business, including statements with respect to our plans, assumptions, expectations, beliefs and objectives, the Company’s business and its plans after the closing of the Transaction, and the Company’s ability to maintain its Nasdaq listing. Readers are cautioned that any forward-looking information provided by us or on our behalf is not a guarantee of future performance. Actual results may differ materially from those contained in these forward-looking statements as a result of various factors disclosed in our filings with the SEC, including the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2024, and subsequent Quarterly Reports on Form 10-Q. All forward-looking statements speak only as of the date on which they are made, and we undertake no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

Item 7.01 Regulation FD Disclosure

On August 5, 2025, the Company issued a press release (the “Press Release”) announcing that it had entered into the Letter of Intent. A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report.

The information furnished pursuant to this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act 1933, as amended (the “Securities Act”), except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
10.1	Letter of Intent, dated July 28, 2025, between Safe & Green Holdings Corp. and Rock Springs Energy Group, LLC.
99.1	Press Release, dated August 5, 2025
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFE & GREEN HOLDINGS CORP.

Dated: August 5, 2025	By:	/s/ Michael McLaren
		Name:	Michael McLaren
		Title:	Chief Executive Officer

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